LEASE AGREEMENT
SPECIAL NET

1. Parties. This Lease, dated, for reference purposes only, February 10, 2004 is made by and between BEI-SCOTT COMPANY (herein called Lessor) and Community Bank (herein called Lessee).

2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property and improvements situated in the County of Santa Cruz, State of California commonly known as 3110 A Mission Dr. Santa Cruz, Ca. 95062 consisting of approximately 3617 sq.ft. APN# 025-082-26. Lessee by executing this lease agrees that he has had adequate time to measure and investigate the subject premises and have them inspected by experts of his choice. In deciding to enter into this Lease, Lessee is relying solely on the results of his experience and own investigations and is not relying on any representations or promises of Lessor or Broker excepting any which may be contained herein. Other than any improvements or repairs agreed herein to be performed by Lessor, Lessee hereby accepts the subject premises in their current condition.

Said real property, including the land and all improvements therein, shall herein be called the Premises.

3. Term.

3.1 Term. The term of this Lease shall be for two (2) years commencing on April 15, 2004 (the “Commencement Date”), and ending on April 14, 2006 unless sooner terminated pursuant to any provisions hereof.

3.2 Option to Renew. Provided that Lessee is not in default hereunder, either at the time of exercise or at the time the extended terra commences, Lessee shall have two (2) options to extend the initial Term of this Lease for two additional five (5) year terms under terms and conditions to be set by Lessor. Lessee shall exercise their option by giving Lessor written notice at least sixty (60) days but not more than one hundred eighty (180) days prior to the expiration of the initial term of this Lease. Lessor will send Lessee a reminder letter of his time to renew option within the sixty (60) day period.

3.3 Delay in Possession. Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case, Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee; provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Lessee may, at Lessee’s option by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee’s right to cancel this Lease hereunder shall terminate and be of no further force or effect.

3.4 Early Possession. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth as follows:

4. Rent

4.1 Rent. Lessee shall pay to Lessor as base rent for the Premises, monthly payments, in advance, on the fifteenth (15th) day of each month of the term hereof in accordance with the following:

April 15, 2004 to April 14, 2005......$6200.00 per month

April 15, 2005 to increase by currant CPI not to exceed 6%.

Lessee to pay real property taxes as outlined in Paragraph 10. Lessee to pay water/sewer, garbage charges as outlined in Paragraph 11.

4.2 Special Net Lease. This Lease is what is commonly called a “Net, Net, Net Lease”, it being understood that the Lessor shall receive the rent set forth in Paragraph 4.1 free and clear of any and all other impositions, taxes and liens connected with the ownership and operation of the Premises. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by the Lessee, and that Lessee shall in no event be entitled to any abatement of or reduction in rent payable under this Lease, except as herein expressly provided. Any present or future law to the contrary shall not alter this agreement of the parties.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof $10,000.00 as security for Lessee’s faithful performance of Lessee’s obligations hereunder. If lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee’s default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinafter stated and Lessee’s failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee’s obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increments for its use, to Lessee (or, at Lessor’s option, to the last assignee, if any, or Lessee’s interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6. Use.

6.1 Use. The Premises shall be used and occupied only for use as a Bank and Savings & Loan Office and for no other purpose.

6.2 Compliance with Law.

(a) Lessee shall, at Lessee’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants arid restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Lessee of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance of, if there shall be more than one tenant in the building containing the Premises, shall tend to disturb such other tenants.

6.3 Condition of Premises. Lessee hereby accepts the Premises in its condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither the Lessor, the Broker nor Lessor’s agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee’ s business.

7. Maintenance, Repairs and Alterations.

7.1 Lessee’s Obligations. Lessee shall keep in good order the condition and repair by repairing any damage due to his usage and/or neglect of the Premises including, all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior), ceilings, floors, windows, doors, plate glass, skylights, mirrors located within the Premises, and all signs located on the Premises. Lessee shall have any cracked and/or broken glass or mirrors replaced within five (5) days from occurrence of such at their sole cost and liability.

Lessee is not responsible for roof repairs/maintenance under the following conditions: 1) Lessee shall notify Lessor as soon as discovered of any leak in the roof. If Lessee fails to notify Lessor of any leak as outlined, then the repair shall be the responsibility of the Lessee. Lessor will make an attempt to repair the leak promptly. 2) Lessor shall be held harmless of any damage caused by roof leak/repairs to Premises or its contents.

7.2 Surrender. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in at least the same condition as when possession was received, and clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee’s trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and hot water heaters on the Premises in the same condition as when possession was received and keys returned to Lessor at 410 May Ave, #1, Santa Cruz, CA 95060. The surrendered premises shall be in the same condition as when received by Lessee.

7.3 Lessor’s Rights. If Lessee fails to perform Lessee’s obligations under this Paragraph 7, or under any other paragraph of this Lease, Lessor may at its option (but shall not be required to) enter upon the Premises after ten (10) days’ prior written notice to Lessee (except in the case of an emergency), in which case no notice shall be required), perform such obligations on Lessee’s behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate than allowable by law shall become due and payable as additional rental to Lessor together with Lessee’ s next rental installment.

7.4 Lessor’s Obligations. Lessee expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition and repair.

7.5 Alterations and Additions.

(a) Lessee shall not, without Lessor’s prior written consent make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, except for nonstructural alterations not exceeding $2,500.00 in cumulative costs during the term of this Lease. In any event, whether or not in excess of $2,500.00 in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the building (s) on the Premises without Lessor’s prior written consent. As used in this Paragraph 7.5 the term “Utility Installation” shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing.

Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without prior written approval of Lessor, Lessor may require that Lessee remove any or all of the same.

(b) Any alterations, improvements, additions or Utility Installations in, or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

(c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics’ or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, consent the validity of any such lien, claim or demand, then

Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgement that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor’s attorney’s fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

(d) Unless Lessor requires their removal as set forth in Paragraph 7.5 (a), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.5(d), Lessee’s machinery and equipment, other than that which is affixed to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

8. Insurance and Indemnity.

8.1 Indemnity. Lessee covenants with Lessor that Lessor shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Lessee or any other person during the term of this Lease, from any cause whatsoever by reason of the use, occupancy and enjoyment of the Premises by the Lessee or any person thereon or holding under said Lessee and that Lessee will indemnify and save harmless the Lessor from all liability whatsoever, on account of any such real or claimed damage or injury and from all liens, claims and repairs or alterations which the lessee may make upon said Premises, but the Lessee shall not be liable for damage or injury occasioned by the negligence of the Lessor and/or its designated agents, servants or employees unless covered by insurance Lessee is required to provide.

This obligation to indemnify shall include reasonable attorney’s fees and investigation costs and all other reasonable costs, expenses and liabilities actually incurred by Lessor from the first notice that any claim or demand is to be made or may be made.

8.2 Subrogation. The Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, their respective property, the Premises, or its contents or to other portions of the multiple tenant building, arising from any risk generally covered by fire and extended coverage insurance, and the parties each, on behalf of their respective insurance companies insuring the property of either Lessor or Lessee against any such loss, waive any right of subrogation that it may have against Lessor or Lessee, as the case may be, if such waiver is permitted by, or obtainable from, the respective insurance company.

8.3 Lessee Insurance. Lessee further covenants and agrees from and after the delivery of the Premises from Lessor to Lessee, Lessee will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(1) COMPREHENSIVE GENERAL LIABILITY INSURANCE: Public liability and property damage insurance with a combined single limit of not less than Two Million Dollars ($2,000,000.00) insuring against any and all bodily injury and not less than Two Million Dollars ($2,000,000.00) for property damage (not to be construed as Fire Insurance) with respect to said Premises or arising out of the maintenance, use or occupancy thereof. All such bodily injury liability insurance and property damage liability insurance shall specifically insure the performance by Lessee of the indemnity provisions as to liability for injury to or death of persons and injury or damage to property in this Article 8 contained.

(2) Fixture & Equipment: Lessee shall have insurance covering all leasehold improvements, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and personal property of others in Lessee’s possession, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the term of this Lease, providing protection against any peril included within the classification “Fire and Extended Coverage”, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed in or about the leasehold premises.

(3) Policy Form: All policies of insurance provided for herein shall be issued by insurance companies with general policyholders’ rating of not less than A and a financial rating of AAA as rated in the most current available “Best’s Insurance Reports”, and qualified to do business in the State of California, and shall be issued in the names of Lessor, Lessee and such other persons or firms as Lessor specifies from time to time. Such policies shall be for the mutual and joint benefit and protection of Lessor, Lessee and others hereinabove mentioned, and executed copies of such policies of insurance or certificates thereof shall be delivered to the Lessor within ten (10) days after delivery of possession of the Premises to Lessor and thereafter within thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage policies shall contain a provision that the Lessor, although names as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of the Lessee. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by the Lessee in like manner and to like extent. All policies of insurance delivered to the Lessor must contain a provision that the company writing said policy will give to the Lessor twenty (20) days’ notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which the Lessor may carry.

(4) Failure of Lessee to Obtain: In the event that Lessee fails to procure and/or maintain any insurance required by this Article, or fails to carry insurance required by law or governmental regulation. Lessor may (but without obligation to do so) at any time or from time to time, and without notice, procure such insurance and pay the premiums therefor, in which event Lessee shall repay the Lessor all sums so paid by Lessor, together with interest thereon as provided in Article 5 hereof, and any incidental costs or expenses incurred by Lessor in connection therewith including an Administrative charge of One Hundred Dollars ($100.00), within ten (10) days following Lessor’s written demand to Lessee for such payment.

8.4 Blanket Policy. Notwithstanding anything to the contrary contained within this Article 8, Lessee’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that Lessor and others hereinabove mentioned shall be named as an additional assured thereunder as their interests may appear and that the coverage afforded the Lessor will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Lessee agrees to permit the Lessor at all reasonable times to inspect the policies of insurance of the Lessee covering risks upon the Premises for which policies or copies thereof are not required to be delivered to Lessor.

8.5 Fire Insurance.

(1) Fire Insurance: Lessor shall at Lessee’s expense during the term hereof, procure and maintain in force and effect a policy or policies of standard form of fire with extended coverage insurance covering, or which covers, the Premises and the improvements thereon (excepting, however, property to be insured by Lessee as herein provided). At Lessor’s option, Lessor may procure endorsements thereon for flood, earthquake, theft and collapse, may procure business interruption insurance. Lessor shall be the named assured (and at Lessor’s option, and any other persons, firms or corporations designated by Lessor shall be the additionally named assured) under each such policy or Lessor’s said insurance. Anything herein contained to the contrary notwithstanding, Lessor may, at its option bring its insurance requirements under this Paragraph 8.5 (1) within the coverage of any so-called blanket policy or policies of fire with extended coverage insurance, in amounts not less than are required hereunder, covering all or any property or properties wheresoever situated in which Lessor may have an insurable interest.

(2) Increased Insurance Risks: Lessee agrees that it will not at any time, during the term of this Lease, carry any stock or goods or do anything in or about the Premises which will in any way tend to increase the insurance rates upon the building of which the Premises are a part. Lessee agrees to pay to the Lessor forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the term of this Lease on the amount of insurance to be carried by Lessor on the building of which the Premises are a part resulting from the foregoing or from Lessee doing any act in or about said Premises which does so increase the insurance rates, whether or not the Lessor shall have consented to such act on the part of the Lessee. If Lessee installs upon the Premises any electrical equipment which constitutes an overload on the electrical lines of the Premises, Lessee shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Lessor’s consent to such overloading.

9. Termination/Waiver.

9.1 Termination — Advance Payments. Upon termination of this Lease pursuant to the terms and conditions of this Lease, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s security deposit as has not theretofore been applied by Lessor.

9.2 Waiver. Lessee waives the provisions of any statutes which relate to termination of leases when the space leased is destroyed and agrees that such event shall be governed by the terms of this Lease.

10. Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere (which may affect the Premises). When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

10.1 Real Property Taxes.

Payment of Taxes. Lessee shall pay the real property tax, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Lessee shall pay Lessor (Lessor will bill Lessee for payment of Real Property Taxes), and if the amount billed is not received by Lessor at least ten (10) days prior to the delinquency date, the Lessee shall pay a late charge of ten percent (10%). If the Lessee gives the Lessor a check that is dishonored by the bank, the Lessee will pay within three (3) days from receipt of notice by Lessor of the dishonored bank check the amount owed, a $20.00 dishonored bank check charge, and the ten percent (10%) late charge will be assessed if the Real Property Taxes are considered late due to the dishonored bank check. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee’s next rent installment together with the interest at the maximum rate then allowable by law, plus the late charge(s).

Definition of “Real Property Tax”. As used herein, the term “Real property tax” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor’s right to rent or other income therefrom, and as against Lessor’s business of leasing the Premises. The term “real property tax” shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of “real property tax or (ii) the nature of which was hereinbefore included within the definition of “real property tax” or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor’s interest in the Premises or which is added to a tax or charge hereinbefore included with the definition of real property tax by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. Notwithstanding anything to the contrary contained herein, special assessments shall be payable in the maximum legally permissible number of installments and amortized over the term of this Lease. Notwithstanding anything to the contrary contained herein, special assessments shall be payable in the maximum legally permissible number of installments and amortized over the term of this Lease.

10.2 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’ s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, and the removal and disposal of refuse and any other utilities and services supplied to the Premises, janitorial costs, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required. (a) Lessee shall not assign this lease or any right under this lease, nor sublet the premises or any part of the premises, without Lessor’s prior written consent, which Lessor shall not unreasonably withhold. No consent to any assignment of this Lease or to any subletting of the premises shall constitute a waiver or discharge of the provisions of this paragraph or a consent to any other assignment of subletting, not shall any such consent, assignment, or subletting release Lessee from any of Lessee’s obligations under this Lease, whether or not performance is then due. None of Lessee’s rights or interests under this Lease shall be assignable by any action of law, including, without limitation, involuntary or voluntary bankruptcy, and no trustee, sheriff, creditor, purchaser at a judicial sale, officer of any court, or receiver (unless appointed at Lessor’s request) shall acquire any right or interest under this Lease or any right to the possession or use of the premises or any part thereof, without Lessor’s prior written consent. As with the other provisions of this Lease, any violation of the terms of this paragraph shall constitute a breach of this Lease.

(b) A request by Lessee for Lessor’s consent to any assignment of this Lease or a subletting of the premises shall be made in writing to Lessor at least 60 days before the proposed effective date of the proposed transfer and shall identify the proposed transfer as being an assignment or a subletting (also, in the latter case, describing exactly the premises to be sublet); specify the proposed effective date; identify each proposed transferee, including all principals of a corporate or partnership transferee; state all material terms of the proposed transfer; and specify in detail the kind of business operation that the proposed transferee intends to operate on the premises. This notice shall be accompanied by (1) a copy of the proposed document for effecting the transfer, which shall include, in the case of an assignment, each transferee’s express assumption of, and promise to Lessor to perform, all of the Lessee’s obligations under the Lease; (2) payment to Lessor of $500.00 as a deposit towards reimbursement of Lessor’s costs, including attorney’s fees, an Administrative fee of $50.00 incurred each time that Lessee requests a transfer, (3) such reasonable financial information as Lessor may request concerning the proposed subtenant or assignee. Lessee shall promptly furnish to Lessor any additional information reasonably requested by Lessor in connection with the proposed transfer. Lessee shall reimburse Lessor for all costs, including attorney’s fees, incurred by reason of the proposed transfer, and Lessor may withhold Lessor’s consent to the proposed transfer until such reimbursement has been made.

13. Defaults; remedies.

13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a) The vacating or abandonment of the Premises by Lessee.

(b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

(c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee’s default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

(d) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a “debtor” as defined in 11 U.S.C. S101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 3 0 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 3 0 days. Provided, however, in the event that any provision of this Paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

(e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee’s obligation hereunder, and any of them, was materially false.

13.2 Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney’s fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to Paragraph 15 applicable to the unexpired term of this Lease.

(b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (3 0) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance .within such 30-day period and thereafter diligently prosecutes the same to completion.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee on the due date, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph 4 or any other provision of this Lease to the contrary. If the Lessee gives the Lessor a check that is dishonored by the bank, the Lessee will pay within three (3 days) from receipt of notice by Lessor of the dishonored bank check the amount owed, a dishonored bank check charge of $20.00, and a ten percent (10%) late charge if the payment is considered late due to the dishonored bank check.

13.5 Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee under the terms of this Lease, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor’s demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of insurance premiums.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the building on the Premises, or more than 25% of the land area of the Premises which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee’s option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building situated on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or made as compensation for diminution in value of the leasehold or for taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee’s trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

15. Estoppel Certificate.

(a) Lessee shall at any time upon not less than ten (10) days’ prior written ‘notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) At Lessor’s option, Lessee’s failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor’s performance, and (iii) that not more than one month’s rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease.

16. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground lease of the Premises, and except as expressly provided in Paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

17. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

18. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the due date. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

19. Time of Essence. Time is of the essence.

20. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent.

21. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that the Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in the Lease.

22. Notices. Any notice required or permitted to be given hereunder shall be  in writing and may be given by personal delivery or by first-class mail, and if given personably or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee’ s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice purposes.

23.  Waivers. No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

24. Recording. Lessee shall not record this Lease.

25.  Holding Over. If Lessee, with Lessor’s consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

26. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

28. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located.

29. Subordination.

(a) This Lease, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee’s right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

(b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder, or, at Lessor’s option, Lessor shall execute such documents on behalf of Lessee as Lessee’s attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee’s attorney-in-fact and in Lessee’s name, place and stead, to execute such documents in accordance with this Paragraph 29(b).

30. Attorney’s Fees. Should either party hereto institute any action or proceeding at law or in equity to enforce or to interpret any provision hereof or for damages or other relief by reason of an alleged breach of any provision hereof, the prevailing party shall be entitled to receive from the losing party, in addition to allowable court cost, such amount as the court may adjudge to be reasonable as attorney fees for the services rendered the prevailing party in such action or proceeding, and such amount may be made a part of the judgment against the losing party.

31. Lessor’s Access. Lessor and Lessor’s agents shall have the right to enter the Premises at reasonable times for the purposes of inspecting the same, showing the same to prospective purchasers, lender, or lessees, and making such alteration, repairs, improvements or additions to the Premises or to the building of which they are part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary “For Sale” signs and Lessor may at any time during the last 60 days of the term hereof place on or about the Premises any ordinary “For Lease” signs, all without rebate of rent or liability to Lessee.

32. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor’s prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent if the request is for an Auction(s) that is being held by some one else then the Lessee, or are to auction items for an unrelated type of business (example: automobile/vehicle auction, etc.).

33. Signs. Lessee shall not place any sign upon the Premises without Lessor's prior written consent except that Lessee shall have the right, without the prior permission of Lessor to place ordinary and usual for rent or sublet signs thereon.

34. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

35. Consents. Wherever in this Lease the consent of one party is required to an' act of the other party, such consent shall not be unreasonably withheld.

36. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

37. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they; are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

38. Multiple Tenant Building. In the event that the Premises are part of a larger building or group of buildings/land then Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the building. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Lessee.

39. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invites from acts of third parties.

40. Reservation of Rights. Lessor reserves the following rights:

(1) To use the driveways, walkways, and means of ingress and egress over the subject properties to the adjoining properties owned by Lessor.

(2) To install and maintain on the subject properties subsurface utilities to serve the adjoining properties owned by Lessor.

41. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material breach of this Lease.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and there shall service the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof as it was not legally required to pay under the provisions of this Lease.

43. Authority. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership. Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Parking. Lessee and his employee’s/independent contractor’s cannot park any vehicle on/in the Premises that is not in working order, or that displays For Sale sign(s). No vehicle maintenance/repairs shall occur at any time on the Premises. The entire parking lot adjacent is for the exclusive use of the lessee.

46. Hazardous Materials Indemnification. Lessor agrees to indemnify, defend and hold Lessee and its officers, partners, directors, shareholders, employees and agents harmless from any claims, judgments, damages, fines penalties, costs (including attorney, consultant and expert fees), liabilities (including sums paid in settlement of claims) or loss which arise during or after the Primary Term or any extension term, in connection with the presence or suspected presence of Hazardous Materials in the soil, groundwater, or soil vapor on or under the Center cause to be present by Lessor, its agents, contractors, officers or employees.

Lessee agrees to indemnify, defend and hold Lessor and its officers, employees and agents (including Broker) harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorney’s fees, consultant’s fees, and expert fees which arise during or after the Primary Term or any Renewal Term, in connection with the presence of toxic or hazardous materials in the soil, groundwater, or soil vapor on or under the Shopping Center if and to the extent the presence of such Hazardous Materials is caused by Lessee, its officers, employees or agents.

47. Miscellaneous. The rent on the Premises includes a credit for telephone line insurance which Lessee understands is their responsibility to keep and pay all Premiums for during their tenancy, and Lessor shall not be held liable for repairs and/or maintenance or the cost of such.

If Lessee breaks or damages the locks or brackets on the curbstop to get water illegally, or cause any problems with damage to water utility agency facilities such as a stripped or broken curbstop, vandalized meter, broken meter box or other general damage, the Lessee will be legally and financially responsible.

Each party represents to the other that no Broker or Agent has been involved in the negotiation of this Lease and that no commissions are due to any Broker. Each party agrees to hold the other harmless from any claim for a Broker’s commission which may have resulted from the conduer on representations of the other.

Lessee shall adhere to all Fire Marshall’s requests and shall hang a fire extinguisher on the wall in plain sight and shall maintain it according to manufacturer’s directions.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

The parties hereto have executed this Lease at the place on the dates specified immediately adjacent to their respective signatures.

Confirmation. The Existing Lease is confirmed.

Dated: 2/12/04

LESSOR:	LESSEE:
Bei-Scott Company	Community Bank
Address: 410 May Ave, #1
Santa Cruz, CA 95060

By: /s/ LISA DEWEY	By: /s/ HARRY D. WARDWELL
Lisa Dewey-Property Manager	Harry Wardwell-Senior Vice President